Exhibit 99.1

SOLAREDGE ANNOUNCES APPOINTMENT OF NEW SVP FINANCE AND CFO TRANSITION PLAN

RONEN FAIER, CFO TO TRANSITION OUT OF HIS ROLE AS CFO AND BE SUCCEEDED BY ARIEL PORAT, FORMER EXECUTIVE AT SIEMENS GLOBAL

MILPITAS, Calif. And HERZLIYA, Israel – (BUSINESS WIRE) — June 10, 2024 – SolarEdge Technologies, Inc. (“SolarEdge” or the “Company”) (Nasdaq: SEDG), a global leader in smart energy technology, announced today the appointment of Ariel Porat as Senior Vice President, Finance. The appointment comes as part of a succession plan for the Chief Financial Officer role at the Company. Ronen Faier, who currently serves as the Company’s Chief Financial Officer, has notified the Board of Directors of his desire to step down from the Chief Financial Officer role. Mr. Faier will continue to serve as the Company’s Chief Financial Officer for approximately three months at which time and upon the Board’s formal appointment, Mr. Porat is expected to  assume the role of Chief Financial Officer of the Company. Mr. Faier is expected to remain with the Company to assist with the transition and work on other strategic projects.

Mr. Faier assumed the role of CFO in December 2010 and is the Company’s longest-serving CFO. “Ronen has been an instrumental part of the SolarEdge family, helping lead the Company through its IPO and its first nine years as a public company, and has built the financial backbone of the Company for many years,“ said Zvi Lando, Chief Executive Officer. “His contributions as part of management and as a colleague and friend have been an integral part of the SolarEdge culture. On behalf of our executive team and the Board of Directors, we thank him for his endless dedication to the Company and its employees and are grateful that he will be assisting with a smooth transition for Ariel and the entire finance team.”

Mr. Porat joins SolarEdge with more than a decade of leadership and finance experience in various industries and global corporations, with his last position as Head of Europe Region for Siemens Energy,. Prior to that position, Porat was CEO of Siemens Israel from 2021-2020, and prior to that served as the CFO of Siemens Israel from 2017-2020.

Mr. Porat brings  a wealth of experience and expertise from working for large multinational companies, such as TEVA Pharmaceutical, Siemens AG and Siemens Energy AG, and experience in the fields of Energy, Healthcare, Mobility and Industry.

“We are very excited to have Ariel join SolarEdge,” said Mr. Lando. “He is a seasoned executive with a proven track record in multinational companies dedicated to accelerating the energy transition, and we look forward to the contributions he will bring to our company.”

Porat holds an MBA from INSEAD in France and a Bachelor’s degree in Industrial Engineering & Management from Tel Aviv University.

About SolarEdge

SolarEdge is a global leader in smart energy. By leveraging world-class engineering capabilities and with a relentless focus on innovation, SolarEdge creates smart energy solutions that power our lives and drive future progress. SolarEdge developed an intelligent inverter solution that changed the way power is harvested and managed in photovoltaic (PV) systems. The SolarEdge DC optimized inverter seeks to maximize power generation while lowering the cost of energy produced by the PV system. Continuing to advance smart energy, SolarEdge addresses a broad range of energy market segments through its PV, storage, EV charging, batteries, , and grid services solutions. SolarEdge is online at solaredge.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information, among other things, concerning: management transitions, our possible or assumed future results of operations; future demands for solar energy solutions; business strategies; technology developments; financing and investment plans; dividend policy; competitive position; industry and regulatory environment; general economic conditions; potential growth opportunities; and the effects of competition. These forward-looking statements are often characterized by the use of words such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negative or plural of those terms and other like terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Given these factors, you should not place undue reliance on these forward-looking statements.  These factors include, but are not limited to, the matters discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 26, 2024 and our quarterly reports filed on Form 10-Q, Current Reports on Form 8-K and other reports filed with the SEC. All information set forth in this release is as of June 10, 2024.  The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investor Contacts

SolarEdge Technologies, Inc.
JB Lowe, Head of Investor Relations
investors@solaredge.com

Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
investors@solaredge.com